WAIVER OF DEFAULT

This Waiver of Default (this “Waiver”) is entered into as of December ___, 2009, by and between St. George Investments, LLC, an Illinois limited liability company (“Lender”), and Radiant Pharmaceuticals, Inc., a Delaware corporation (formerly AMDL, Inc.) (“Borrower”).

A.           Borrower previously issued to Lender a certain Convertible Promissory Note dated September 15, 2009 (the “Note”).

B.           Effective October 23, 2009, Borrower and Lender entered into that certain Waiver of Trigger Event (the “Initial Waiver”) pursuant to which Lender agreed to waive the occurrence of a Trigger Event (as defined in the Note) under the Note (the “Initial Trigger Event”) resulting from a decrease below fifty thousand dollars ($50,000.00) in ten-day average daily volume of Borrower’s common stock.

C.           In consideration of the Initial Waiver, Borrower agreed to issue to Lender 250,000 shares of its common stock, $0.001 par value per share (the “Common Shares”), on or before October 30, 2009 and to register such Common Shares under the Securities Act of 1933, as amended (the “Securities Act”), on or before December 4, 2009.

D.           Borrower has failed to both issue the Common Shares and register the Common Shares as required by the Initial Waiver. Accordingly, pursuant to Section 3 of the Initial Waiver, Lender’s waiver was deemed withdrawn on October 30, 2009 and the entire balance of the Note became due and payable on or before November 30, 2009.

E.           Borrower failed to pay the balance of the Note prior to November 30, 2009 and is now in default under the terms of the Note (the “Default”).

F.           In addition to the Default and the Initial Trigger Event, two additional Trigger Events have occurred (the “New Trigger Events”).

G.           Pursuant to Section 8(e) of the Note, Borrower’s failure to raise $2,000,000 prior to December 1, 2009 would result in the occurrence of a Trigger Event. Pursuant to Section 8(a) of the Note, a decline in the volume-weighted average price (“VWAP”) of Borrower’s common stock below $0.50 for five consecutive trading days would also result in the occurrence of a Trigger Event.

H.           Borrower failed to raise $2,000,000 prior to December 1, 2009 and the VWAP of Borrower’s common stock has fallen below $0.50 for more than five consecutive trading days, resulting in the occurrence of each of the foregoing New Trigger Events.

I.           The occurrence of the New Trigger Events and the Default have triggered certain provisions under the Note, including the increase of the principal balance of the Note by 25%, the acceleration of all amounts due under the Note, and an increase in the interest rate of the Note to 18%.

J.           Borrower now desires that Lender waive the Default and the New Trigger Events and Lender has agreed to do so subject to the terms and conditions of this Waiver.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Waiver.  Subject to Borrower’s compliance with the terms and conditions of this Waiver, Lender hereby waives the occurrence of the New Trigger Events and the Default effective as of the date hereof and continuing through February 1, 2010. In conjunction therewith (and subject to Borrower’s compliance with the terms and conditions of this Waiver), Lender agrees to not accelerate the amounts due under the Note prior to February 1, 2010. Notwithstanding anything to the contrary herein, the foregoing waiver and agreement not to accelerate the Note shall not apply to the occurrence of a Trigger Event or a Default on or after February 1, 2010, or any other Trigger Event or default not waived hereunder that occurs prior to February 1, 2010, even if the occurrence of such Trigger Event or Default incorporates days prior to February 1, 2010.

2.           Prior Waiver. For the avoidance of doubt and subject to the terms and conditions of this Waiver, Lender’s rights under the Note shall be calculated as though the Initial Waiver had never been entered into (except with respect to Lender’s right to the Common Shares as set forth herein) and the balance of the Note shall be deemed to have increased by 25% and the interest rate thereof shall be deemed to have increased to 18% upon the occurrence of the Initial Trigger Event.

3.           Stock Issuance. In consideration of Lender’s waiver in Section 1, Borrower acknowledges that Lender is still entitled to receive the Common Shares and agrees to issue the Common Shares to Lender. The Common Shares shall be evidenced by stock certificates issued to Lender in its name on or before December 18, 2009. Borrower further agrees to register the Common Shares under the Securities Act on or before February 1, 2010.

4.           Default Fee. As additional consideration for Lender’s waiver in Section 1, Borrower shall pay to Lender a default fee equal to 10% of the outstanding amount owed under the Note as of the date hereof (the “Default Fee”), which Default Fee shall be added to the balance of the Note effective as of the date of this Waiver.

5.           Failure to Comply. Upon the occurrence of any of the following events, Lender’s waiver given herein shall immediately be deemed withdrawn, such waiver shall be deemed to have never been given, and the occurrence of the Trigger Events and the Default shall again be effective:

(a)           If any of Borrower’s assets are assigned to its creditors, if Borrower fails to pay its debts generally as they become due, or if Borrower files any petition, proceeding, case or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, rule, regulation, statute or ordinance (collectively, “Laws and Rules”), or any other Law and Rule for the relief of, or related to, debtors;

(b)           If any involuntary petition is filed under any bankruptcy or similar Law or Rule against Borrower, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of Borrower or any guarantor;

(c)           If Borrower fails to deliver shares of its common stock to Lender pursuant to a conversion allowance under the Note within 5 days of Lender’s request for conversion; or

(d)           If Borrower fails to deliver the Common Shares to Lender on or before December 18, 2009.

Upon the occurrence of any of the foregoing, notwithstanding any other rights or remedies of Lender hereunder, Lender shall remain entitled to the Common Shares and shall receive the Default Fee as compensatory damages for Borrower’s breach of this Waiver.

6.           Ratification of Note.  The Note shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Waiver shall not operate as a wavier of, or as an amendment of, any right, power, or remedy of Lender under the Note, as in effect prior to the date hereof.

7.           Governing Law; Venue. This Waiver and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflicts of law provisions of the State of Illinois or of any other state.  With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Illinois (or in the event of exclusive federal jurisdiction, the United States District Court Northern District of Illinois).

8.           Severability. If any part of this Waiver is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

9.           Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.           Attorneys’ Fees. If any action in law or in equity is brought by a party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements, in addition to any other relief to which such party may be entitled.

11.           Counterparts.  This Waiver may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the first date above written.

BORROWER:

RADIANT PHARMACEUTICALS, INC.

By: ____________________________________________
Name: ____________________________________________
Title: ____________________________________________

LENDER:

ST. GEORGE INVESTMENTS, LLC

By: ______________________________________________
John M. Fife, Manager

[Signature page to Waiver of Default]